Exhibit 99.1

OptimizeRx Appoints Seasoned Financial and Operational Executive, Edward Stelmakh as Chief Financial Officer and Chief Operations Officer

Doug Baker transitions to executive vice president of finance and accounting

ROCHESTER, Mich. – September 30, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, announced the appointment of Edward Stelmakh as chief financial officer (CFO) and chief operating officer (COO) effective October 11th, 2021. He succeeds Doug Baker within the financial organization, who will continue as executive vice president of finance and accounting.

“Ed’s extensive financial expertise, operational experience, and business analytics capabilities gained through years of leading the financial and operational teams of multiple growing public pharmaceutical companies are a great fit with our growing team, clients, and partners,” commented Will Febbo, CEO of OptimizeRx. “His deep understanding of our customer base will be invaluable as we continue the buildout and expansion of the value proposition that we are delivering to our life sciences partners as they work to bring therapies to market efficiently and effectively. As we continue to drive the success of life sciences brands through patient initiation and adherence programs, Ed’s pharmaceutical brand experience will considerably strengthen our leadership team.”

Mr. Stelmakh is an accomplished senior executive with over 30 years of experience leading multiple areas of finance and operations across a variety of geographies and areas in the pharmaceutical industry. The addition of operational focus at the Company’s executive level ensures that all internal organizations ultimately remain poised for scalability and growth.

Mr. Stelmakh stated, “I could not be more impressed by the energy and passion of OptimizeRx’s leadership team, which is evident in the phenomenal growth they’ve been driving over the last few years. As the healthcare industry shifts towards technology solutions as part of the commercialization process, OptimizeRx continues to be at the forefront of this transition. I’m looking forward to doing my part to support the strong growth outlook in 2021 and beyond.”

Stelmakh’s Extensive Experience in Life Sciences

Since 2015, Stelmakh has served as CFO/COO at Otsuka America Pharmaceuticals Inc, the U.S. division of the Japanese global healthcare enterprise. During his tenure with Otsuka, Stelmakh’s role evolved from leading finance as CFO of the U.S. business division, to taking on the broader role of CFO/COO. In this role he oversaw a team of several hundred in finance, information technology, data & analytics, supply chain/manufacturing, channel strategy, patient support services, alliance management, digital medicine, and business operations. Stelmakh played a major role in shaping and executing a successful strategy for profitable growth while overcoming significant market challenges, including Abilify’s loss of exclusivity, COVID-19 and the acquisition and integration of new businesses including Proteus Digital Health.

Prior to Otsuka, Stelmakh was vice president of finance, clinical development, and commercialization services at Covance (a division of LabCorp). He also held a variety of positions of increasing responsibilities at Johnson & Johnson, Sanofi-Aventis, Organon/Schering-Plough and Mylan. His background includes leadership positions across a broad spectrum of financial, commercial, partnership/alliance governance, and operational roles. Throughout his career, Stelmakh has prided himself on bringing lasting positive cultural change and purpose to his organizations.

Stelmakh received his bachelor of science in finance from Towson University and his MBA from the University of Baltimore. He is also a certified public accountant (inactive) in the State of New Jersey and a certified management accountant. Outside of work, Stelmakh actively gives back to the community as treasurer and executive committee member of the American Foundation for Suicide Prevention in New York City and as an advisory committee member of the Arts Council of Princeton.

Mr. Febbo concluded, “Just as important as the appointment of Ed to the CFO position, we are also very pleased to note that Doug Baker will remain involved within our financial organization and continue as executive vice president of finance and accounting. As we gain critical mass, we are fortunate to retain continuity as Doug will focus on the buildout of our financial processes and controls in anticipation of the significant growth that lies ahead. This transition is a testament to Doug’s steady guidance through our first phase of significant growth which has positioned us well to continue in the same vein.”

About OptimizeRx

OptimizeRx is the best-in-class health technology company enabling care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through a proprietary point-of-care network, connectivity is facilitated via its integrated Therapy Initiation and Persistence Platform. This powerful digital healthcare solutions platform is transforming market and patient access with the life sciences market by unlocking:

•	AI-directed, real-time HCP marketing to raise awareness of treatment benefits to give patients a timely start on therapy
•	Streamlined communication and processes around therapy initiation to reduce abandonment through simplified enrollment
•	Personalized, successful adherence programs to help patients stay on their doctor-recommended course of therapy

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com